FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-172366-04

WELLS FARGO COMMERCIAL MORTGAGE TRUST 2012-LC5 (WFCM 2012-LC5)
PUBLIC NEW ISSUE
$1,046.676MM FIXED-RATE CMBS OFFERING

CO-LEAD MANAGERS & JT BOOKRUNNERS: WELLS FARGO SECURITIES and RBS
CO-MANAGER: LADDER CAPITAL SECURITIES and CITIGROUP

OFFERED CERTIFICATES - PUBLIC

CLASS	F/MDY	SIZE($MM)	WAL	C/E	CUM LTV	NOI DY
A-1	AAA(sf)/Aaa(sf)	81.143	2.55	30.000%	38.4%	16.9%
A-2	AAA(sf)/Aaa(sf)	156.188	4.91	30.000%	38.4%	16.9%
A-3	AAA(sf)/Aaa(sf)	466.683	9.87	30.000%	38.4%	16.9%
A-SB	AAA(sf)/Aaa(sf)	100.000	7.34	30.000%	38.4%	16.9%
A-S	AAA(sf)/Aaa(sf)	124.524	9.96	20.250%	43.7%	14.9%
B	AA-(sf)/Aa3(sf)	76.630	9.96	14.250%	47.0%	13.8%
C	A-(sf)/A3(sf)	41.508	9.96	11.000%	48.8%	13.3%

NON-OFFERED CERTIFICATES - PRIVATE (144A)

CLASS	F/MDY	SIZE($MM)	WAL	C/E	CUM LTV	NOI DY
A-FL	AAA(sf)/Aaa(sf)	90.000	9.63	30.000%	38.4%	16.9%
D	BBB-(sf)/Baa3(sf)	49.490	10.03	7.125%	50.9%	12.8%

COLLATERAL SUMMARY

CUT-OFF DATE BALANCE:       $1,277,164,194
NUMBER OF LOANS:            70
NUMBER OF PROPERTIES:       124
WA CUT-OFF LTV:             61.1%
WA BALLOON LTV:             51.4%
WA U/W DSCR:                1.86x
WA U/W NOI DEBT YIELD:      11.9%
WA MORTGAGE RATE:           4.807%
TOP TEN LOANS %:            52.2%
WA TERM TO MATURITY (MOS):  111
WA AMORTIZATION TERM (MOS): 346
WA SEASONING (MOS):         1

LOAN SELLERS:               WFB (41.8%), LCF (35.9%), RBS (22.4%)

TOP 5 PROPERTY TYPES:       RT(42.4%),OF(22.1%),HOT(19.1%),IND(4.0%),SS(3.9%)

TOP 5 STATES:               CA(19.7%),NY(19.4%),TX(14.4%),FL(8.9%),VA(4.9%)

MASTER SERVICER:            WELLS FARGO BANK, NATIONAL ASSOCIATION
SPECIAL SERVICER:           RIALTO CAPITAL ADVISORS, LLC
SUBORDINATE CLASS REP:      RIALTO REAL ESTATE FUND, LP

DOCUMENTS & TIMING
TERM SHEET, RED, ANNEX A:   ATTACHED
PRESALE REPORTS:            WED/THU, 9/12-13
ANTICIPATED PRICING:        WEEK OF 9/17
ANTICIPATED SETTLEMENT:     SEPTEMBER 28, 2012

ROADSHOW
NEW YORK 1x1's:            WED/THU, 9/12-13
CONFERENCE CALLS:          UPON DEMAND

MINNEAPOLIS, BREAKFAST:    FRI, 9/14 @  7:30AM CST, GRAND HOTEL
 HARTFORD, BREAKFAST:       FRI, 9/14 @  8:30AM EST, MAX'S DOWNTOWN
BOSTON, LUNCH:             FRI, 9/14 @ 12:00PM EST, LANGHAM HOTEL

GLOBAL INVESTOR CALL
DATE:                      WED, 9/12
TIME:                      2:00PM EST
US DIAL-IN:                (866) 490-4070
INTERNATIONAL DIAL-IN:     (706) 758-3447
CONFERENCE ID:             28261729

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